Exhibit (a)(14)

                               SCUDDER FUNDS TRUST
                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST
                              --------------------


         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder Funds Trust (the "Trust"), a Massachusetts business trust, acting pursuant to the Amended and Restated Declaration of Trust dated December 21, 1987, as amended (the "Declaration of Trust"), do hereby certify that the Board of Trustees of said Trust, by vote on December 2, 2005 of all of the Trustees of the Trust, duly adopted amendments to the Declaration of Trust (i) changing the name of the Trust to "DWS Funds Trust," and (ii) changing the name of the series of the Trust as follows:

Current Name                                                  New Name
------------                                                  --------

Scudder Short Term Bond Fund                         DWS Short Term Bond Fund

         This instrument shall constitute an amendment to the Declaration of Trust effective as of February 6, 2006.

         IN WITNESS WHEREOF, the undersigned have this day signed this Instrument.



/s/Dawn-Marie Driscoll                      /s/Henry P. Becton, Jr.
------------------------------              ------------------------------
Dawn-Marie Driscoll, Trustee                Henry P. Becton, Jr., Trustee

/s/Keith R. Fox
------------------------------              ------------------------------
Keith R. Fox, Trustee                       Kenneth C. Froewiss, Trustee

/s/Jean Gleason Stromberg                   /s/Carl W. Vogt
------------------------------              ------------------------------
Jean Gleason Stromberg, Trustee             Carl W. Vogt, Trustee




Dated as of December 2, 2005